Exhibit 24.2



                              ACCOUNTANT'S CONSENT



The Board of Trustees
The Hudson City Savings Institution:


We consent to the use in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-47605) and in the Application for conversiion on Form 86-AC and in the Notice and Application for Conversion of Hudson River Bancorp, Inc. of our report dated June 20, 1997 (except for note 17, which is as of November 20, 1997), on the consolidated financial statements of The Hudson City Savings Institution and subsidiaries as of March 31, 1997 and 1996, and for each of the years in the three-year period ended March 31, 1997.


We consent to the filing of our opinion regarding the New York State franchise and income tax consequences of the conversion as an exhibit to the Registration Statement and the Application for Conversion Form 86-AC. We also consent to the references to our firm under the headings "Experts" and "Legal and Tax Opinions" and to such opinion in "The Conversion - Effects of Conversion - Tax Aspects" in the related prospectus.


                                          /s/ KPMG Peat Marwick
                                          --------------------------------

Albany, New York
April 30, 1998